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                            SECOND AMENDMENT TO LEASE


This Second Amendment to Lease (hereinafter referred to as "Amendment-1") is entered into by and between AMERICAN NATIONAL BANK and TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust No. 59948 (hereinafter referred to as "Landlord") and Security Associates International, Inc., (hereinafter referred to as "Tenant").

A. Whereas, Landlord and Tenant entered into a lease dated November 21, 1995, (hereinafter referred to as the "Lease"), covering certain premises known as Suite 100 occupying approximately 4,520 rentable square feet located at 2101 South Arlington Heights Road, Arlington Heights, Illinois 60005 (the "Building"), and First Amendment to Lease dated December 9, 1996 (hereinafter referred to as the "Amendment"), covering certain premises known as Suite 110 occupying approximately 2,561 rentable square feet located at the Building, as more fully described in said Lease.

B. Whereas, Landlord and Tenant now desire to amend the Lease and the Amendment and also to lease an additional 2,242 rentable square feet located at the Building and known as Suite 111 at a rental and upon all the other terms, covenants and conditions as hereinafter set forth, but not otherwise.

Now therefore, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Length of Term. The new lease term for Suite 111 shall commence on January 1, 1998 for five (5) years and shall terminate on December 31, 2002. The new lease term for Suite 100 shall commence on January 1, 1998 for five (5) years and shall terminate on December 31, 2002. The new lease term for Suite 110 shall commence on January 1, 1998 for five (5) years and shall terminate on December 31, 2002. The new term shall remain in full force and effect without interruption for five (5) years except if an event of default occurs.

2. Net Base Rent. The Net Base Rent is listed out on the attached Exhibit "G" broken down by month. The annual Net Base Rent payments for Suite 100, Suite 110 and Suite 111 are as follows:

                  Year 1                             $108,240.12
                  Year 2                             $108,240.12
                  Year 3                             $108,240.12
                  Year 4                             $111,487.32
                  Year 5                             $114,831.94

3. Security Deposit. When Tenant signs this Amendment-1, then Tenant shall pay to Landlord the sum of $2,169.14 as security for the performance of it's obligations under this Amendment-1.

4. Operating Expenses. The Building's Annual Operating Expenses shall be paid in addition to and apart from the Net Base Rent. These expenses shall be billed as additional rent in the form of monthly progress payments based upon an occupancy percentage of 15.102%.

5. Real Estate Taxes. The Building's Real Estate Taxes shall be paid in addition to and apart from the Net Base Rent. These expenses shall be billed as additional rent in the form of monthly progress payments based upon an occupancy percentage of 15.102%.

6. Tenant Improvements. All construction costs to remodel Suite 111 shall be borne by the Landlord. The scope of work for these tenant improvements are listed out on the attached Exhibit "H."



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7.  Payment of Rent. All rent due under the Lease and this Amendment-1, shall be paid to: Arlington Associates, c/o Liz-Green, Inc. as the Managing Agent, (the "Manager"). Checks or other form of payment shall be mailed or delivered to the following address:

                                  Liz-Green, Inc.
                                  Suite 115
                                  2101 South Arlington Heights Road
                                  Arlington Heights, Illinois 60005-4142

8. Broker. Tenant and Landlord represent and warrant to each other that they have not dealt with any broker or finder in connection with this Second Amendment to Lease other than Liz-Green, Inc., "Broker". Landlord hereby agrees to be responsible for and pay any and all brokerage commissions, fees or claims of any kind owing to Broker in connection with this Amendment-1, and shall indemnify and hold Tenant harmless from any and all claims, costs, expenses (including court costs and reasonable legal fees) incurred by Tenant in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Landlord by reason of any claim or action for a commission or other compensation by any other broker or finder, if any, with which Tenant has dealt with respect to this Amendment-1. Landlord shall have no liability for any brokerage commissions arising from a sublease or assignment by Tenant. The provisions of this paragraph shall survive the expiration or sooner termination of this Second Amendment to Lease.

9. No Other Changes. Except as and to the extent expressly provided for in this Second Amendment to Lease, the Lease shall remain in full force and effect and shall be applicable according to all of its terms to Suite 100, Suite 110 and Suite 111.

10. Entire Agreement. This Amendment-1 constitutes the entire understanding of the parties regarding this Second Amendment to Lease. There are no promises, representations or understandings, other than as set forth in these documents.

    IN WITNESS WHEREOF, this Amendment to Lease is executed as of December 10, 1997.

    TENANT:       Security Associates International, Inc.



    By:   /s/ James S. Brannen
       ---------------------------------
          James S. Brannen, President

    Date:  12/11/97
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    LANDLORD:  AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not
               personally but solely as Trustee under its Trust No. 59948


    By:      /s/ David Rosenfield
       ---------------------------------
    Title:   AVP
          ------------------------------